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                         MULTICURRENCY CREDIT AGREEMENT

                         Dated as of September 29, 1993
                  As Amended and Restated as of January 1, 1995


          ECOLAB INC., a Delaware corporation (the "COMPANY"), the banks (the "BANKS") listed on the signature pages hereof, CITIBANK, N.A. ("CITIBANK") as agent (the "AGENT") for the Banks hereunder, CITIBANK INTERNATIONAL PLC, as agent for the banks in connection with certain of the Eurocurrency Advances (the "EURO-AGENT") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as co-agent (the "CO-AGENT"), agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "A ADVANCE" means an advance by a Bank to a Borrower as part of an A Borrowing and refers to a Base Rate Advance or a Eurocurrency Advance, each of which shall be a "TYPE" of A Advance.

          "A BORROWING" means a borrowing consisting of simultaneous A Advances of the same Type made to a single Borrower by each of the Banks pursuant to SECTION 2.01.

          "A NOTE" means a promissory note of a Borrower payable to the order of any Bank, in substantially the form of EXHIBIT A-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Bank resulting from the A Advances made by such Bank to such Borrower.

          "ADVANCE" means an A Advance or a B Advance.

          "AGREEMENT" means this Multicurrency Credit Agreement, as it may from time to time be amended, restated, supplemented or otherwise modified.

          "ALTERNATIVE CURRENCY" means any lawful currency other than Dollars which is freely transferable and convertible into Dollars.

          "APPLICABLE LENDING OFFICE" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Advance and such Bank's Eurocurrency Lending Office in the case of a Eurocurrency Advance and, in the case of a B Advance, the office of


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     such Bank notified by such Bank to the Agent as its applicable Lending office with respect to such B Advance.

          "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance in substantially the form of EXHIBIT C hereto pursuant to which a Bank assigns all or a portion of such Bank's rights and obligations under this Agreement in accordance with the terms of SECTION 9.08.

          "B ADVANCE" means an advance by a Bank to a Borrower as part of a B Borrowing resulting from the applicable auction bidding procedure described in SECTION 2.03.

          "B BORROWING" means a borrowing consisting of simultaneous B Advances to a Borrower from each of the Banks whose offer to make a B Advance as part of such borrowing has been accepted by the Company on behalf of such Borrower under the applicable auction bidding procedure described in SECTION 2.03.

          "B NOTE" means a promissory note of a Borrower payable to the order of any Bank, in substantially the form of EXHIBIT A-2 hereto, evidencing the indebtedness of such Borrower to such Bank resulting from a B Advance made by such Bank.

          "B REDUCTION" has the meaning specified in SECTION 2.01.

          "BASE RATE" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; or

               (b) one-half of one percent per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such

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          publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; or

               (c) one-half of one percent per annum above the Federal Funds Rate.

          "BASE RATE ADVANCE" means an A Advance denominated in Dollars which bears interest as provided in SECTION 2.07(a).

          "BORROWER" means the Company or any Borrowing Subsidiary, and their respective successors and permitted assigns, and "BORROWERS" means all of the foregoing.

          "BORROWING" means an A Borrowing or a B Borrowing.

          "BORROWING SUBSIDIARY" means any Subsidiary (i) that is a Wholly-Owned Consolidated Subsidiary, (ii) that is organized under the laws of the jurisdiction in which the Alternative Currency requested in connection with its initial Borrowing hereunder as a Borrowing Subsidiary is the official currency, and (iii) as to which an Election to Participate shall have been delivered to the Agent, duly executed on behalf of such Borrowing Subsidiary and the Company, prior to the date of any Notice of Borrowing on behalf of such Borrowing Subsidiary.

          "BUSINESS DAY" means a day of the year (i) on which banks are not required or authorized to close in New York City, (ii) if the applicable Business Day relates to any Eurocurrency Advance, on which dealings are carried on in the London interbank market and (iii) if the applicable Business Day relates to a disbursement to or payment by a Borrowing Subsidiary, on which banks are not required or authorized to close in the city in which the chief executive office or principal place of business of such Borrowing Subsidiary is located.

          "CAPITALIZATION" means, as of any date, the sum of Total Debt plus Shareholders' Equity.


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          "CHANGE OF CONTROL" means an event which shall be deemed to have occurred if any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of stock of the Company of any class or classes where the stock the beneficial ownership of which is so acquired carries (otherwise than by reason only of the happening of a contingency) more than 50 percent of the ordinary voting power for the election of directors generally of the Company; or, during any period of 12 consecutive calendar months, individuals:

          (i) who were directors of the Company on the first day of such period, or

          (ii) whose election or nomination for election to the board of directors of the Company was recommended or approved by at least a majority of the directors then still in office who were directors of the Company on the first day of such period, or whose election or nomination for election was so approved shall cease to constitute a majority of the board of directors of the Company.

          "CITIBANK" means Citibank, N.A.

          "COMMITMENT" has the meaning specified in SECTION 2.01.

          "CONSOLIDATED ASSETS" means at any date all assets which would appear as such on a consolidated balance sheet as of such date of the Company and its Consolidated Subsidiaries, as determined in accordance with GAAP.

          "CONSOLIDATED EARNINGS BEFORE INTEREST AND TAXES" means, for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date of determination, the Consolidated Net Income of the Company and its Consolidated Subsidiaries, before deduction for Consolidated Net Interest Expense, provision for income taxes and provisions for income taxes relating to earnings from the Joint Venture and royalties received from the Joint Venture by the Company and its Consolidated Subsidiaries, all as determined in accordance with GAAP.


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          "CONSOLIDATED NET INCOME" means, for any period, all amounts which would be included under net income on a consolidated income statement of the Company and its Consolidated Subsidiaries for such period, all as determined in accordance with GAAP.

          "CONSOLIDATED NET INTEREST EXPENSE" means, for any period, the aggregate amount of consolidated interest expense minus amounts which have been added as interest income, each of which has been taken into account in the determination of Consolidated Net Income of the Company and its Consolidated Subsidiaries for such period, all as determined in accordance with GAAP.

          "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary the accounts of which would be consolidated with those of the Company in its consolidated financial statements at such date in accordance with GAAP.

          "CREDIT RATING" means, at any time, the credit rating on the Company's long-term senior unsecured debt then most recently publicly announced by either Moody's or S&P and "CREDIT RATINGS" means both such credit ratings.

          "DEBT" means (but without duplication of any item) (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, excluding trade obligations and other accounts payable arising in the ordinary course of business, (iv) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, (vi) Subsidiary Statutory Liabilities in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above and
     (vii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA. Except for Subsidiary Statutory Liabilities, "DEBT" shall not include contingent obligations for the liabilities of any Joint Venture Entity imposed solely as a matter of law by virtue of ownership of equity interests in such Joint Venture Entity.


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          "DM" means the lawful currency (deutschmarks) of the Federal
     Republic of Germany.

          "DOLLARS" and the sign "$" each means lawful money of the United
     States.

          "DOMESTIC LENDING OFFICE" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on SCHEDULE I hereto or such other office of such Bank as such Bank may from time to time specify to the Company and the Agent.

          "ELECTION TO PARTICIPATE" means an Election to Participate in substantially the form of EXHIBIT D hereto.

          "ELIGIBLE ASSIGNEE" means (i) a Bank or any affiliate of a Bank;
     (ii) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $250,000,000; or (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000 or the local currency equivalent thereof, provided that such bank is acting through a branch or agency located in the United States.

          "ERISA" means the Employment Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.

          "ERISA AFFILIATE" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Company or any of its Subsidiaries, (ii) partnership, trade or business under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Company or any of its Subsidiaries, and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Company or any of its Subsidiaries, any corporation described in clause (i) or any partnership, trade or business described in clause (ii).


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          "EUROCURRENCY ADVANCE" means an Advance denominated in Dollars or in an Alternative Currency which bears interest as provided in SECTION 2.07(b).

          "EUROCURRENCY LENDING OFFICE" means, with respect to any Bank, the office of such Bank specified as its "Eurocurrency Lending Office" opposite its name on SCHEDULE I hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to the Company and the Agent. A Bank may specify different offices for its A Advances denominated in Dollars and its A Advances denominated in Alternative Currencies, respectively, and the term "Eurocurrency Lending Office" shall refer to any or all such offices, collectively, as the context may require when used in respect of such Bank.

          "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "EUROCURRENCY RATE" means, for the Interest Period for each Eurocurrency Advance comprising part of the same A Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or in the relevant Alternative Currency are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Advance comprising part of such A Borrowing and for a period equal to such Interest Period. The Eurocurrency Rate for the Interest Period for each Eurocurrency Advance comprising part of the same A Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, SUBJECT, HOWEVER, to the provisions of SECTION 2.09.

          "EUROCURRENCY RATE RESERVE PERCENTAGE" of any Bank for the Interest Period for any Eurocurrency Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such

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     percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "EVENTS OF DEFAULT" has the meaning specified in SECTION 6.01.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "FIXED RATE AUCTION" has the meaning specified in SECTION
     2.03(b)(i).


          "GAAP" means generally accepted accounting principles set forth in the opinions, statements and pronouncements of the Financial Accounting Standards Board, Accounting Principles Board and the American Institute of Certified Public Accountants or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination and in any event applied in a manner consistent with the application thereof used in the preparation of the financial statements referred to in
     SECTION 4.01(e).

          "INDEXED RATE AUCTION" has the meaning specified in SECTION
     2.03(b)(i).


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          "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, by which the present value of the vested benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits.

          "INTEREST PERIOD" means, for each Eurocurrency Advance comprising part of the same A Borrowing, the period commencing on the date of such A Advance and ending on the last day of the period selected by the Company (on behalf of the respective Borrower) in a Notice of A Borrowing submitted in accordance with the terms of SECTION 2.02. The duration of each such Interest Period shall be one, two, three or six months, in each case as the Company may select; PROVIDED, HOWEVER, that: (i) Interest Periods commencing on the same date for A Advances comprising part of the same A Borrowing shall be of the same duration; and (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; PROVIDED that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day. If, in accordance with SECTION 2.12 or otherwise, any A Borrowing shall include both Eurocurrency Advances and Base Rate Advances, each such Base Rate Advance shall be assigned an Interest Period that is coextensive with the Interest Period then assigned to such Eurocurrency Advances.

          "JOINT VENTURE" means the Joint Venture Entities, the equity in the income of which is reported on the consolidated income statements of the Company and its Consolidated Subsidiaries.

          "JOINT VENTURE AGREEMENT" means the Amended and Restated Umbrella Agreement dated as of June 26, 1991 between the Company and Henkel Kommanditgesellschaft auf Aktien.

          "JOINT VENTURE ENTITIES" means the joint venture entities and their subsidiaries collectively, from time to time established in accordance with the terms of the Joint Venture Agreement.

          "MAJORITY BANKS" means at any time Banks holding at least 60% of the then aggregate unpaid principal amount of the A Notes held by Banks, or, if no such

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     principal amount is then outstanding, Banks having at least 60% of the
     Commitments. If at any time there shall be no principal amount outstanding under the A Notes and the Commitments shall have been terminated, "MAJORITY BANKS" shall mean the holders of 60% of the then aggregate unpaid principal amount of the B Notes.

          "MARGIN STOCK" has the meaning specified in Regulation U issued by the Board of Governors of the Federal Reserve System.

          "MOODY'S" means Moody's Investors Service, Inc.

          "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
     Section 4001(a)(3) of ERISA to which the Company or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "MULTIPLE EMPLOYER PLAN" means an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which the Company or any of its ERISA Affiliates, and more than one employer other than the Company or any of its ERISA Affiliates, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Company or any of its ERISA Affiliates made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

          "NOTE" means an A Note or a B Note.

          "NOTICE OF A BORROWING" has the meaning specified in SECTION
     2.02(a).

          "NOTICE OF B BORROWING" means (i) in the case of a B Borrowing proposed to be made pursuant to SECTION 2.03(b), a written request for such B Borrowing substantially in the form of EXHIBIT B-2 hereto and
     (ii) in the case of a B Borrowing proposed to be made pursuant to
     SECTION 2.03(c), a written request for such B Borrowing substantially in the form of EXHIBIT B-3 hereto.

          "PAYMENT OFFICE" means (i) for Dollars, the principal office of Citibank in New York City, located on the date hereof at 399 Park Avenue, New York, New York 10043 and (ii) for any Alternative Currency, the office of Citibank International Plc located at 335

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     Strand, London WC2R ILS England, or in either case such other office of the
     Agent or the Euro-Agent as shall be from time to time selected by it by written notice to the Company and the Banks.

          "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "PLAN" means an employee benefit plan, other than a Multiemployer Plan, which is (or, in the event that any such plan has been terminated within five years after a transaction described in Section 4069 of ERISA, was) maintained for employees of the Company or any of its ERISA Affiliates and subject to Title IV of ERISA.

          "REFERENCE BANKS" means Citibank and Morgan Guaranty Trust Company of New York.

          "S&P" means Standard & Poor's Corporation.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SHAREHOLDERS' EQUITY" means at any date the consolidated shareholders' equity of the Company and its Consolidated Subsidiaries which would appear as such on a consolidated balance sheet as of such date of the Company and its Consolidated Subsidiaries, after deducting treasury stock and as determined in accordance with GAAP.

          "SIGNIFICANT SUBSIDIARY" shall have the meaning assigned to such term in Regulation S-X issued pursuant to the Securities Act and the Exchange Act.

          "SUBSIDIARY" means any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly (through one or more Subsidiaries) owned or controlled by the Company.

          "SUBSIDIARY STATUTORY LIABILITIES" means, with respect to any Consolidated Subsidiary, any contingent obligations of such Consolidated Subsidiary imposed

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     solely as a matter of law by virtue of such Consolidated Subsidiary's ownership of equity interests in any Joint Venture Entity with respect to indebtedness or obligations of such Joint Venture Entity (i) outstanding in a principal amount of at least $5,000,000 (or its equivalent in any other currency) in the aggregate, (ii) held by or owed to a Person other than a Person controlling, controlled by, or under common control with such Joint Venture Entity, and (iii) with respect to which any default in the payment of principal or interest shall exist.

          "TERMINATION DATE" means September 29, 1998 or the earlier date of termination in whole of the Commitments pursuant to SECTION 2.05 or 6.01.

          "TERMINATION EVENT" means (i) a "reportable event," as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(f) of ERISA, or (ii) the withdrawal of the Company or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by the Company or any of its ERISA Affiliates under
     Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under
     Section 4042 of ERISA, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

          "TOTAL DEBT" means, as of any date, all Debt of the Company and its Consolidated Subsidiaries on a consolidated basis.

          "TYPE", in respect of any A Advance, has the meaning assigned thereto in the definition herein of "A ADVANCE".

          "WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" means any Consolidated Subsidiary in which all of the shares of capital stock or other equity interests are, at the time, directly or indirectly owned by the Company; PROVIDED that up to 10% of each class of such shares of

                                     - 12 -

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     capital stock or other equity interests may be directors' qualifying shares or shares or equity interests issued by such Subsidiary under employee compensation or incentive plans.

          "WITHDRAWAL LIABILITY" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

          SECTION 1.03. ACCOUNTING TERMS AND CHANGE IN ACCOUNTING PRINCIPLES. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. If any changes in accounting principles from those used in the preparation of the financial statements referred to in SECTION 4.01(e) are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Company with the agreement of its independent certified public accountants and such changes result in a change in the components of the calculation of any of the financial covenants, standards or terms found in ARTICLE V hereof, the Company and the Agent agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such changes as if such changes had not been made, PROVIDED, HOWEVER, that no change in GAAP that would affect the components of the calculation of any of such financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Agent, to so reflect such change in accounting principles.

          SECTION 1.04. CURRENCY EQUIVALENTS GENERALLY. For all purposes of this Agreement, except as otherwise provided in ARTICLE II, the equivalent in any Alternative Currency of an amount in Dollars shall be determined at the rate of exchange quoted by Citibank, in New York City, at 9:00 A.M. (New York City time) on the date of determination, to prime banks in New York City for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Alternative Currency.


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                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01. THE A ADVANCES. (a) Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make A Advances to the Borrowers from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount (determined in Dollars) not to exceed at any time outstanding the Dollar amount set opposite such Bank's name on the signature pages hereof, as such amount may be reduced pursuant to
SECTION 2.05 (such Bank's "COMMITMENT"), PROVIDED that the aggregate amount of the Commitments of the Banks shall be deemed used from time to time to the extent of the aggregate amount of the B Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be applied to the Banks ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "B REDUCTION").

          (b) Each A Borrowing shall consist of A Advances of the same Type made on the same day to the same Borrower by the Banks ratably according to their respective Commitments, and shall be in an aggregate amount:

               (i) in the case of an A Borrowing comprised of Base Rate Advances, not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof;

               (ii) in the case of an A Borrowing comprised of Eurocurrency Advances denominated in Dollars, not less than $9,000,000 or an integral multiple of $1,000,000 in excess thereof; and

               (iii) in the case of an A Borrowing comprised of Eurocurrency Advances denominated in DM, not less than DM 9,000,000 or an integral multiple of DM 1,000,000 in excess thereof; and

               (iv) in the case of an A Borrowing comprised of Eurocurrency Advances denominated in any Alternative Currency other than DM, not less than any amount (and an integral multiple in excess thereof) advised to the Company by the Euro-Agent on the basis of then prevailing market conditions and conventions;

PROVIDED, that in the case of any such A Borrowing comprised of Eurocurrency Advances denominated in an Alternative Currency, the proceeds of which shall be used to repay a then maturing A Borrowing comprised of Eurocurrency Advances denominated in such Alternative Currency, such new A Borrowing may, subject to the terms and conditions otherwise set forth herein, be in an aggregate principal amount equal to the aggregate principal amount of such maturing A Borrowing.

          (c) Within the limits of each Bank's Commitment, a Borrower may borrow, repay pursuant to SECTION 2.06 or prepay pursuant to SECTION 2.10, and reborrow under this SECTION 2.01. For purposes of this SECTION 2.01 and all other provisions of this ARTICLE II, the equivalent in Dollars of any Alternative Currency or the equivalent in any Alternative Currency of Dollars or of any other Alternative Currency shall be determined in accordance with SECTION 2.15.

          SECTION 2.02. MAKING THE A ADVANCES. (a) Each A Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) by the Company (on behalf of the applicable Borrower):

          (x) in the case of a proposed A Borrowing comprised of Base Rate Advances, to the Agent on the date of such proposed Borrowing;

          (y) in the case of a proposed A Borrowing comprised of Eurocurrency Advances denominated in Dollars, to the Agent two Business Days prior to the date of such proposed Borrowing; and

          (z) in the case of a proposed A Borrowing comprised of Eurocurrency Advances denominated in an Alternative Currency, to the Euro-Agent three Business Days prior to the date of such proposed Borrowing.

The Agent or Euro-Agent, as applicable, shall give each Bank prompt notice
thereof by telecopy, telex or cable.    Each such notice of an A Borrowing (a
"NOTICE OF A BORROWING") shall be by telecopy, telex or cable, confirmed immediately in writing, in substantially the form of EXHIBIT B-1 hereto, specifying therein the requested (i) Borrower, (ii) date of such A Borrowing,
(iii) Type of A Advances comprising such A Borrowing, (iv) in the case of a proposed A Borrowing comprised of Eurocurrency Advances, currency of such A Advances and Interest Period for each such Advance and (v) aggregate amount of such A Borrowing. The Company shall certify, in each Notice of A Borrowing, the Credit Ratings, if any, then in effect. In the case of an A Borrowing comprised of Eurocurrency Advances denominated in an Alternative Currency, the Company shall request, within one-half hour prior to the issuance of the applicable Notice of A Borrowing, the advice of the Euro-Agent as to the applicable exchange rate then in effect with respect to such Alternative Currency, and the Company shall specify in such Notice of A Borrowing the exchange rate so advised to it by the Euro-Agent. In the case of a proposed A Borrowing comprised of Eurocurrency Advances, the Agent or the Euro-Agent, as applicable, shall promptly notify each Bank and the Company of the applicable interest rate under SECTION 2.07(b).

          (b) Each Bank shall make available for the account of its Applicable Lending Office:

          (i) in the case of an A Borrowing comprised of Base Rate Advances, to the Agent before 12:00 noon (New York City time)(or, if the applicable Notice of A Borrowing shall have been given on the date of such A Borrowing, before 4:00 P.M. (New York City time)) on the date of such A Borrowing, at such account maintained at the Payment Office for Dollars as shall have been notified by the Agent to the Banks prior thereto and in same day funds, such Bank's ratable portion of such A Borrowing;

          (ii) in the case of an A Borrowing comprised of Eurocurrency Advances denominated in Dollars, to the Agent before 12:00 noon (New York City time) on the date of such A Borrowing, at such account maintained at the Payment Office for Dollars as shall have been notified by the Agent to the Banks prior thereto and in same day funds, such Bank's ratable portion of such A Borrowing in Dollars; and

          (iii) in the case of an A Borrowing comprised of Eurocurrency Advances denominated in an Alternative Currency, to the Euro-Agent before 12:00 noon (London time) on the date of such A Borrowing, at such account maintained at the Payment Office for such Alternative Currency as shall have been notified by the Euro-Agent to the Banks prior thereto and in same day funds, such Bank's ratable portion of such A Borrowing in such Alternative Currency.

After the Agent's or the Euro-Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in ARTICLE III, the Agent or the Euro-Agent, as applicable, will make such funds available to the applicable Borrower at the aforesaid applicable Payment Office.

          (c)  Anything hereinabove to the contrary notwithstanding,

          (i) if any Bank shall, at least one Business Day before the date of any requested A Borrowing, notify the Agent or the Euro-Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Bank or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Advances in a particular currency or generally or to fund or maintain any Eurocurrency Advances hereunder, the right of the Borrowers to select Eurocurrency Advances in the affected currency or currencies for such A Borrowing or any subsequent A Borrowing shall be suspended until such Bank shall notify the Agent or the Euro-Agent that the circumstances causing such suspension no longer exist, and each A Advance comprising such A Borrowing shall be a Eurocurrency Advance denominated in Dollars (or, if one of the affected currencies is Dollars, a Base Rate Advance);

          (ii) if the Agent or the Euro-Agent shall, at least one Business Day before the date of any requested A Borrowing, notify the Company and the Banks that either Reference Bank shall have failed to furnish timely information to the Agent or the Euro-Agent for determining the Eurocurrency Rate for Eurocurrency Advances denominated in a particular currency and comprising any requested A Borrowing, the right of the Borrowers to select Eurocurrency Advances in such currency for such A Borrowing or to select such currency for any subsequent A Borrowing shall be suspended until the Agent or Euro-Agent shall notify the Company and the Banks that the circumstances causing such suspension no longer exist, and each A Advance comprising such A Borrowing shall be a Eurocurrency Advance denominated in Dollars (or, if the affected currency is Dollars, a Base Rate Advance);

          (iii) if the Majority Banks shall, at least one Business Day before the date of any requested A Borrowing, notify the Agent or the Euro-Agent that the Eurocurrency Rate for Eurocurrency Advances denominated in a particular currency and comprising such A Borrowing will not adequately reflect the cost to such Majority Banks of making or funding their respective Eurocurrency Advances for such A Borrowing, the right of the Company (on behalf of the Borrowers) to select Eurocurrency Advances in such currency for such A Borrowing or to select such currency for any subsequent A Borrowing shall be suspended until the Agent shall notify the Company and the Banks that the circumstances causing such suspension no longer exist, and each A Advance comprising such A Borrowing shall be a

     Eurocurrency Advance denominated in Dollars (or, if the affected currency is Dollars, a Base Rate Advance);

          (iv) if any Bank shall, not later than 10:00 A.M. (London time) two Business Days before the date of any requested Eurocurrency Advance, notify the Agent or the Euro-Agent that such Bank is not satisfied that deposits in the relevant Alternative Currency will be freely available to it in the relevant amount and for the relevant Interest Period, the right of the Borrowers to request Eurocurrency Advances in such Alternative Currency from such Bank as part of such A Borrowing or any subsequent A Borrowing shall be suspended until such Bank shall notify the Agent or the Euro-Agent that the circumstances causing such suspension no longer exist, and the A Advance to be made by such Bank as part of such A Borrowing (and the A Advance to be made by such Bank as part of any subsequent A Borrowing in respect of which such Alternative Currency shall have been requested during such period of suspension) shall be a Eurocurrency Advance denominated in Dollars and having an Interest Period coextensive with the Interest Period in effect in respect of all other A Advances comprising a part of such A Borrowing; and

          (v) if any Bank shall, not later than 10:00 A.M. (London time) two Business Days before the date of any requested Eurocurrency Advance in an Alternative Currency other than DM, notify the Agent or the Euro-Agent that such Bank, in its sole discretion, does not wish to fund the requested Eurocurrency Advance in such Alternative Currency for the relevant Interest Period, the right of the Borrowers to request Eurocurrency Advances in such Alternative Currency from such Bank as part of such A Borrowing shall be suspended as to such A Borrowing, and the A Advance to be made by such Bank as part of such A Borrowing shall be a Eurocurrency Advance denominated in Dollars and having an Interest Period coextensive with the Interest Period in effect in respect of all other A Advances comprising a part of such A Borrowing.

Each of the Agent and the Euro-Agent shall, upon becoming aware that the circumstances causing any such suspension no longer apply, promptly so notify the Company, PROVIDED that the failure of the Agent or the Euro-Agent to so notify the Company shall not impair the rights of the Banks under this SECTION 2.02(c) or expose the Agent or the Euro-Agent to any liability.

          (d) Each Notice of A Borrowing shall be irrevocable and binding on the Borrower on whose behalf it shall have been submitted. In the case of any A Borrowing which the related Notice of A Borrowing specifies is to be comprised of Eurocurrency Advances, the applicable Borrower shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of A Borrowing for such A Borrowing the applicable conditions set forth in ARTICLE III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the A Advance to be made by such Bank as part of such A Borrowing when such A Advance, as a result of such failure, is not made on such date.

          (e) Unless the Agent or Euro-Agent, as applicable, shall have received notice from a Bank prior to the date of any A Borrowing that such Bank will not make available to the Agent or Euro-Agent such Bank's ratable portion of such A Borrowing, the Agent or Euro-Agent, as applicable, may assume that such Bank has made such portion available to it on the date of such A Borrowing in accordance with SUBSECTION (b) of this SECTION 2.02 and it may, in reliance upon such assumption, make (but shall not be required to make) available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Agent or the Euro-Agent, as applicable, such Bank and such Borrower severally agree to repay to the Agent or Euro-Agent, as applicable, forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent or the Euro-Agent, as applicable, at (i) in the case of such Borrower, the interest rate applicable at the time to A Advances comprising such A Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent or Euro-Agent, as applicable, such corresponding amount, such amount so repaid shall constitute such Bank's A Advance as part of such A Borrowing for purposes of this Agreement.

          (f) The failure of any Bank to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its A Advance on the date of such A Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the A Advance to be made by such other Bank on the date of any A Borrowing.

          SECTION 2.03. THE B ADVANCES. (a) Each Bank severally agrees that the Company and any Borrowing Subsidiary may make B Borrowings under this
SECTION 2.03 from time to time on any

Business Day during the period from the date hereof until the date occurring 15 days prior to the Termination Date in the manner set forth below; PROVIDED that, following the making of each B Borrowing, the aggregate amount (determined in Dollars) of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Banks (computed without regard to any B Reduction).

          (b) The procedures for the solicitation and acceptance of B Advances to be denominated in Dollars are set forth below:

          (i) The Company (on behalf of itself or any Borrowing Subsidiary) may request a B Borrowing denominated in Dollars under this SECTION 2.03(b) by delivering to the Agent, by telecopier, telex or cable, confirmed immediately in writing, a Notice of B Borrowing, identifying the applicable Borrower and specifying the date and aggregate amount of the proposed B Borrowing, the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date may not be earlier than the date occurring 15 days after the date of such B Borrowing or later than the Termination
     Date), the interest payment date or dates relating thereto, and any other terms to be applicable to such B Borrowing, not later than 10:00 A.M. (New York City time) (A) one Business Day prior to the date of the proposed B Borrowing, if the Company shall specify in the Notice of B Borrowing that the rates of interest to be offered by the Banks shall be fixed rates per annum (such type of solicitation being a "FIXED RATE AUCTION") and (B) three Business Days prior to the date of the proposed B Borrowing, if the Company shall instead specify in the Notice of B Borrowing an index or other basis to be used by the Banks in determining the rates of interest to be offered by them (such type of solicitation being an "INDEXED RATE AUCTION"). The Company shall, in addition, certify in each Notice of B Borrowing the Credit Ratings, if any, then in effect. The Agent shall, promptly following its receipt of a Notice of B Borrowing under this SECTION 2.03(b), notify each Bank of such request by sending such Bank a copy of such Notice of B Borrowing.

          (ii) Each Bank may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more B Advances to the applicable Borrower as part of such proposed B Borrowing at a rate or rates of interest specified by such Bank in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to the Company), before 10:00 A.M. (New York

     City time) (A) on the date of such proposed B Borrowing, in the case of a Fixed Rate Auction, and (B) two Business Days before the date of such proposed B Borrowing, in the case of an Indexed Rate Auction, of the minimum amount and maximum amount of each B Advance which such Bank would be willing to make as part of such proposed B Borrowing (which amounts may, subject to the proviso to the first sentence of SECTION 2.03(a), exceed such Bank's Commitment), the rate or rates of interest therefor and such Bank's Applicable Lending Office with respect to such B Advance; PROVIDED that if the Agent in its capacity as a Bank shall, in its sole discretion, elect to make any such offer, it shall notify the Company of such offer before 9:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Banks.

          (iii) The Company shall, in turn, before 11:00 A.M. (New York City time) (A) on the date of such proposed B Borrowing, in the case of a Fixed Rate Auction, and (B) two Business Days before the date of such proposed B Borrowing, in the case of an Indexed Rate Auction, either:

               (x) cancel such B Borrowing by giving the Agent notice to that effect, or

               (y) accept (on behalf of the applicable Borrower), subject to SECTION 2.03(e), one or more of the offers made by any Bank or Banks pursuant to PARAGRAPH (ii) above, in its sole discretion, by giving notice to the Agent of the amount of each B Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Company by the Agent on behalf of such Bank for such B Advance pursuant to PARAGRAPH (ii) above) to be made by each Bank as part of such B Borrowing, and reject any remaining offers made by Banks pursuant to PARAGRAPH (ii) above by giving the Agent notice to that effect.

          (iv) If the Company notifies the Agent that such B Borrowing is cancelled pursuant to PARAGRAPH (iii)(x) above, the Agent shall give prompt notice thereof to the Banks and such B Borrowing shall not be made.

          (v)  If the Company accepts (on behalf of the applicable
     Borrower) one or more of the offers made by any Bank or Banks pursuant to PARAGRAPH (iii)(y) above, the Agent shall in turn promptly notify (A) each Bank that has made an offer as described in paragraph (ii) above of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Bank pursuant to paragraph (ii) above have been accepted by the Company,
     (B) each Bank that is to make a B Advance as part of such B Borrowing, of the amount of each B Advance to be made by such Bank as part of such B Borrowing, and (C) each Bank that is to make a B Advance as part of such B Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in ARTICLE III. Each Bank that is to make a B Advance as part of such B Borrowing shall, before 12:00 noon (New York City time) on the date of such B Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Bank shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at the Payment Office such Bank's portion of such B Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in
     ARTICLE III and after receipt by the Agent of such funds, the Agent will make such funds available to the applicable Borrower at the Agent's aforesaid address. Promptly after each B Borrowing the Agent will notify each Bank of the amount of the B Borrowing, the consequent B Reduction and the dates upon which such B Reduction commenced and will terminate.

          (c) The procedures for the solicitation and acceptance of B Advances to be denominated in an Alternative Currency are set forth below:

          (i) The Company (on behalf of itself or any Borrowing Subsidiary) may request a B Borrowing denominated in an Alternative Currency under this SECTION 2.03(c) by delivering to the Euro-Agent, by telecopier, telex or cable, confirmed immediately in writing, a Notice of a B Borrowing identifying the applicable Borrower and specifying the date and aggregate amount of the proposed B Borrowing, the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date may not be earlier than the date occurring 15 days after the date of such B Borrowing or later than the Termination Date), the interest payment date or dates relating thereto, the requested Alternative Currency and any other terms to be applicable to such B Borrowing, not later than 4:00 P.M. (London time) four

     Business Days prior to the date of the proposed B Borrowing. Each solicitation made under this SUBSECTION (c) shall contemplate an Indexed Rate Auction. The Company shall request, within one-half hour prior to the issuance of a Notice of B Borrowing under this SECTION 2.03(c), the advice of the Euro-Agent as to the exchange rate then in effect with respect to the applicable Alternative Currency, and the Company shall specify in such Notice of B Borrowing the exchange rate so advised to it by the Euro-Agent. The Company shall, in addition, certify in each Notice of B Borrowing the Credit Ratings, if any, then in effect. The Euro-Agent shall, promptly following its receipt of a Notice of B Borrowing under this SECTION 2.03(c), notify each Bank of such request by sending such Bank a copy of such Notice of B Borrowing.

          (ii) Each Bank may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more B Advances to the applicable Borrower as part of such proposed B Borrowing in the requested Alternative Currency and at a rate or rates of interest specified by such Bank in its sole discretion, by notifying the Euro-Agent (which shall give prompt notice thereof to the Company), before Noon (London time) three Business Days before the date of such proposed B Borrowing, of the minimum amount and maximum amount of each B Advance which such Bank would be willing to make as part of such proposed B Borrowing (which amounts may, subject to the proviso to the first sentence of SECTION 2.03(a), exceed such Bank's Commitment), the rate or rates of interest therefor and such Bank's Applicable Lending Office with respect to such B Advance; PROVIDED that if the Euro-Agent in its capacity as a Bank shall, in its sole discretion, elect to make any such offer, it shall notify the Company of such offer before 11:30 A.M. (London time) on the date on which notice of such election is to be given to the Euro-Agent by the other Banks.

          (iii) The Company shall, in turn, before 4:00 P.M. (London time) three Business Days before the date of such proposed B Borrowing either:

               (x) cancel such B Borrowing by giving the Euro-Agent notice to that effect, or

               (y) accept (on behalf of the applicable Borrower), subject to SECTION 2.03(e), one or more of the offers made by any Bank or Banks pursuant to PARAGRAPH (ii) above, in its sole discretion, by giving notice to the Euro-Agent of the amount of each B Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Company by the Euro-Agent on behalf of such Bank for such B Advance pursuant to PARAGRAPH (ii) above) to be made by each Bank as part of such B Borrowing, and reject any remaining offers made by Banks pursuant to PARAGRAPH (ii) above by giving the Euro-Agent notice to that effect.

          (iv) If the Company notifies the Euro-Agent that such B Borrowing is cancelled pursuant to PARAGRAPH (iii)(x) above, the Euro-Agent shall give prompt notice thereof to the Banks and such B Borrowing shall not be made.

          (v)  If the Company accepts (on behalf of the applicable
     Borrower) one or more of the offers made by any Bank or Banks pursuant to PARAGRAPH (iii)(y) above, the Euro-Agent shall in turn promptly notify (A) each Bank that has made an offer as described in paragraph
     (ii) above of the Borrower, Alternative Currency, date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Bank pursuant to paragraph (ii) above have been accepted by the Company, (B) each Bank that is to make a B Advance as part of such B Borrowing, of the amount of each B Advance to be made by such Bank as part of such B Borrowing, and (C) each Bank that is to make a B
     Advance as part of such B Borrowing, upon receipt, that the Euro-Agent has received forms of documents appearing to fulfill the applicable conditions set forth in ARTICLE III. Each Bank that is to make a B Advance as part of such B Borrowing shall, before 12:00 noon (London time) on the date of such B Borrowing specified in the notice received from the Euro-Agent pursuant to clause (A) of the preceding sentence or any later time when such Bank shall have received notice from the Euro-Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Euro-Agent at the Payment Office for the applicable Alternative
     Currency such Bank's portion of such B Borrowing, in same day funds.
     Upon fulfillment of the applicable conditions set forth in ARTICLE III and after receipt by the Euro-Agent of such funds, the Euro-Agent will make such funds available to the applicable Borrower at the Euro-
     Agent's aforesaid address. Promptly after each B Borrowing the Euro-Agent will notify each Bank of the Borrower, Alternative Currency and amount of the B Borrowing, the consequent B Reduction and the dates upon which such B Reduction commenced and will terminate.

          (d) Each B Borrowing shall, (i) in the case of a B Borrowing to be denominated in Dollars, be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof (ii) in the case of a B Borrowing to be denominated in an Alternative Currency, be in such minimum amount as shall be advised by the Euro-Agent as being appropriate in light of the prevailing market conditions and conventions at the time notice is given pursuant to SECTION 2.03(c)(i), and, following the making of each B Borrowing, the Borrowers shall be in compliance with the limitation set forth in the proviso to the first sentence of SUBSECTION (a) above.

          (e) Each acceptance by the Company pursuant to SECTION 2.03(b)(iii)(y) or SECTION 2.03(c)(iii)(y) of the offers made in response to a Notice of B Borrowing shall be treated as an acceptance of such offers in ascending order of the rates or margins, as applicable, at which the same were made but if, as a result thereof, two or more offers at the same such rate or margin would be partially accepted, then the amounts of the B Advances in respect of which such offers are accepted shall be treated as being the amounts which bear the same proportion to one another as the respective amounts of the B Advances so offered bear to one another but, in each case, rounded as the Euro-Agent may consider necessary to ensure that the amount of each such B Advance is $500,000 (or, if the currency in which such B Advance is denominated is an Alternative Currency, such comparable and convenient multiple thereof as the Euro-Agent shall consider appropriate for the purpose) or an integral multiple thereof.

          (f) Within the limits and on the conditions set forth in this SECTION 2.03, each Borrower may from time to time borrow under this SECTION 2.03, repay pursuant to SUBSECTION (g) below, and reborrow under this SECTION 2.03.

          (g) Each Borrower shall repay to the Agent for the account of each Bank which has made a B Advance to it or (if different) for the account of the holder of the applicable B Note, on the maturity date of each B Advance (such maturity date being that specified by the Company for repayment of such B Advance in the related Notice of B Borrowing and provided in the B Note evidencing such B Advance), the then unpaid principal amount of such B Advance. No Borrower shall have any right to prepay any principal amount of any B Advance unless, and then only on the terms, specified by the Company for such B Advance in the related Notice of B Borrowing and set forth in the B Note evidencing such B Advance.

          (h) Each Borrower shall pay interest on the unpaid principal amount of each B Advance made to it, from the date of such B Advance to the date the principal amount of such B Advance is repaid in full, at the rate of interest for such B Advance specified by the Bank making such B Advance in the related notice submitted by such Bank pursuant to SECTION 2.03(b)(ii) or SECTION 2.03(c)(ii), as applicable, payable on the interest payment date or dates specified by the Company for such B Advance in such Notice of B Borrowing, in each case as provided in the B Note evidencing such B Advance. In the event the term of any B Advance shall be longer than three months, interest thereon shall be payable not less frequently than once each three-month period during such term.

          (i) The indebtedness of each Borrower resulting from each B Advance made to it shall be evidenced by a separate B Note of such Borrower payable to the order of the Bank making such B Advance.

          SECTION 2.04. FEES. (a) FACILITY FEE. The Company agrees to pay each Bank a facility fee at the respective rate per annum set forth below on such Bank's average daily Commitment (irrespective of usage and without giving effect to any B Reduction) from the date hereof until the Termination Date, payable on the last day of each March, June, September and December during the term of such Bank's Commitment, commencing December 31, 1993, and on the Termination Date. The facility fee in respect of any period shall be determined on the basis of the Credit Ratings in effect during such period, in accordance with the table set forth below. The rate per annum at which such facility fee is calculated shall change when and as any Credit Rating changes.

          CREDIT RATING                        FACILITY FEE
          -------------                        ------------
                                             (Rate per annum)
     A  or better (S&P) AND                       0.09%
     A2 or better (Moody's)

     Below A (S&P) or A2 (Moody's)
     but
     A- or better (S&P) OR                        0.11%
     A3 or better (Moody's)

     Below A- (S&P) and A3 (Moody's)
     but                                          0.125%
     BBB+ or better (S&P) AND
     Baa1 or better (Moody's)

     Below BBB+ (S&P) or Baa1 (Moody's)
     but                                          0.15%
     BBB  or better (S&P) AND
     Baa2 or better (Moody's)

     Below BBB (S&P) or Baa2 (Moody's)            0.25%

If, during any period, the Company shall not have Credit Ratings from both S&P and Moody's, the Credit Rating of the Company for purposes of this SECTION 2.04(a) shall be deemed to be below BBB (S&P) and below Baa2 (Moody's) during such period.

          (b) AGENCY FEE. The Company agrees to pay to the Agent and the Euro-Agent those fees as are described in that certain letter agreement dated January 1, 1995 (as the same may from time to time be amended, supplemented, restated or otherwise modified), when and as the same shall become due and payable by the Company as provided therein.

          SECTION 2.05.  REDUCTION OF THE COMMITMENTS.   The Company shall have
the right, upon at least five Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Banks; PROVIDED, that the aggregate amount of the Commitments of the Banks shall not be reduced to an amount which is less than the aggregate principal amount of the B Advances then outstanding; and PROVIDED, FURTHER, that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $5,000,000 in excess thereof.

          SECTION 2.06. REPAYMENT OF A ADVANCES. Each Borrower shall repay the principal amount of each Eurocurrency Advance made to it by each Bank on the last day of the Interest Period for such Eurocurrency Advance. Except as otherwise provided in

SECTION 2.12, each Borrower shall repay on the Termination Date the principal amount of each Base Rate Advance made to it.

          SECTION 2.07. INTEREST ON A ADVANCES. Each Borrower shall pay interest on the unpaid principal amount of each A Advance made by each Bank to such Borrower from the date of such A Advance until such principal amount shall be paid in full, at the following rates per annum:

          (a) BASE RATE ADVANCES. If such A Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable monthly on the tenth day of each month and on the date such Base Rate Advance shall be paid in full; PROVIDED, that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 2% per annum above the Base Rate in effect from time to time. The Agent shall provide telephonic notice to the Company (which in turn shall advise the applicable Borrower) of the amount of interest due and payable on Base Rate Advances by a date not later than the date such payment is due; PROVIDED, HOWEVER, that the Agent's failure to give such notice shall not discharge the applicable Borrower from the payment of interest but shall only delay the due date of such interest until such telephonic notice is given.

          (b) EUROCURRENCY ADVANCES. If such A Advance is a Eurocurrency Advance, a rate per annum equal at all times during the Interest
     Period for such A Advance to the sum of the Eurocurrency Rate for such Interest Period plus the Applicable Eurocurrency Margin, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period; PROVIDED that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 2% per annum above (x) if the originally scheduled Interest Period shall then be in effect, the sum of the Eurocurrency Rate plus the Applicable Eurocurrency Margin then in effect with respect to such A Advance, and (y) in all other cases, the Base Rate in effect from time to time. "APPLICABLE EUROCURRENCY MARGIN" means, in respect of any Eurocur-rency Advance, a rate per annum determined as of the first day of the Interest Period for such Eurocurrency Advance in reference to the table set forth below on the basis of the Credit Ratings and the Utilization Factor at such time. "UTILIZATION FACTOR" means, in respect of any Eurocurrency Advance, the percentage amount that the aggregate outstanding principal amount of Advances as of the date such Eurocurrency Advance is made (after giving effect to the making of such Eurocurrency Advance and all other Advances to be made on such day and after giving effect to all payments and prepayments of Advances occurring on such day) bears to the aggregate Commitments (without regard to any B Reductions) on such day.

                         Applicable Eurocurrency Margin
                                (Rate per annum)
     ------------------------------------------------------------

     Credit Rating                        Utilization Factor
     -------------                      -----------------------
                                        Not Greater     Greater
                                        than 50%        than 50%
                                        ------------------------

A  or better (S&P) AND                  0.160%          0.160%
A2 or better (Moody's)

Below A (S&P) or A2 (Moody's)
but
A- or better (S&P) OR                   0.190%          0.240%
A3 or better (Moody's)

Below A- (S&P) and A3 (Moody's)         0.275%          0.325%
but
BBB+ or better (S&P) AND
Baa1 or better (Moody's)

Below BBB+ (S&P) or Baa1 (Moody's)      0.300%          0.350%
but
BBB  or better (S&P) AND
Baa2 or better (Moody's)

Below BBB (S&P) or                      0.500%          0.600%
Baa2 (Moody's)

If, on the first day of the Interest Period for any Eurocurrency Advance, the Company shall not have Credit Ratings from both S&P and Moody's, the Credit Ratings of the Company, for purposes of this SECTION 2.07(b), shall be deemed to be below BBB (S&P) and below Baa2 (Moody's) during such period.

          SECTION 2.08. ADDITIONAL INTEREST ON EUROCURRENCY ADVANCES. Each Borrower shall pay to each Bank, so long as such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurocurrency Advance made by such Bank to such Borrower, from the date of such A Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurocurrency Rate for the Interest Period for such A Advance from (ii) the rate obtained by dividing such Eurocurrency Rate by a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such A Advance. Such additional interest so notified to the Company (which in turn shall advise the applicable Borrower) by any Bank shall be payable to the Agent (or, in the case of any Eurocurrency Advance denominated in an Alternative Currency, the Euro-Agent) for the account of such Bank on the dates specified for payment of interest for such Advance in SECTION 2.07.

          SECTION 2.09. INTEREST RATE DETERMINATION. Each Reference Bank agrees to furnish to the Agent (in the case of Eurocurrency Advances denominated in Dollars) and the Euro-Agent (in the case of Eurocurrency Advances denominated in any Alternative Currency) timely information for the purpose of determining each Eurocurrency Rate. The Agent and Euro-Agent, as applicable, shall give prompt notice to the Company (which in turn shall advise the applicable Borrower) and the Banks of the applicable interest rate determined by the Agent for purposes of SECTION 2.07(a) or (b), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under SECTION 2.07(b).

          SECTION 2.10. PREPAYMENTS. Subject to SECTION 9.04(b) hereof, a Borrower may (i) following notice given to the Agent by the Company (on behalf of such Borrower) not later than 11:00 A.M. (New York City time) on the proposed date of prepayment, such notice specifying the applicable Borrower, the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amounts of the Base Rate Advances comprising part of the same A Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and (ii) following notice given to the Agent (or, in the case of Eurocurrency Advances denominated in any Alternative Currency, the Euro-Agent) by the Company (on behalf of such Borrower) not later than 11:00 A.M. (London time) three Business Days prior to the proposed date of prepayment, such notice specifying the applicable Borrower, the proposed date of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amounts of the Eurocurrency Advances comprising an A Borrowing in whole (and not in part), together with accrued interest to the date of such prepayment on the principal amount prepaid. In the case of an A Borrowing comprised of Base Rate Advances, each partial prepayment shall be in an aggregate principal amount not less than $1,000,000.

          SECTION 2.11. INCREASED COSTS AND REDUCED RETURN. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurocurrency Advances, included in the Eurocurrency Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase after the date hereof in the cost to any Bank of agreeing to make or making, funding or maintaining Eurocurrency Advances, by an amount deemed by such Bank to be material, then the Company shall from time to time, within 15 days after demand by such Bank, accompanied by the certificate required therefor under SECTION 2.11(c) (with a copy of such demand and such certificate to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost.

          (b) If any Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office or any corporation controlling such Bank) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect after the date hereof of reducing the rate of return on such Bank's capital or the capital of any corporation controlling such Bank as a consequence of such Bank's obligation hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance by an amount deemed by such Bank to be material, then the Company shall, from time to time, within 15 days after demand by such Bank, accompanied by the certificate required therefor under SECTION 2.11(c) (with a copy of such demand and such certificate to the Agent), pay to the Agent for the account of such Bank such additional amount or amounts as will compensate such Bank or such controlling corporation for such reduction.

          (c) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. In determining such amount, such Bank may use any reasonable averaging and attribution methods. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the basis for the calculation thereof shall be conclusive in the absence of manifest error.

          SECTION 2.12. ILLEGALITY. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) at any time that the making or continuance of any of its Eurocurrency Advances in Dollars or in any Alternative Currency has become unlawful because of the introduction of or any change in or in the interpretation of any law or regulation or because of the assertion of unlawfulness by any central bank or other governmental authority, then, in any such event, such Bank shall give prompt notice (by telephone confirmed in writing) to the Company and to the Agent of such determination (which notice the Agent shall promptly transmit to the other Banks).

          (b) Upon the giving of the notice to the Company referred to in SUBSECTION (a) above, if the affected Eurocurrency Advances are then outstanding, the Company shall (or shall cause the affected Borrower), upon at least one Business Day's written notice to the Agent (and, if the affected Eurocurrency Advances are denominated in any Alternative Currency, the Euro-Agent) and the affected Bank, or if permitted by applicable law no later than the date permitted thereby, in the Company's sole discretion, either (i) prepay the principal amount of all outstanding Eurocurrency Advances of such Bank to which such notice related, together with accrued interest thereon to the date of payment or (ii) convert each such Eurocurrency Advance into a Base Rate Advance, and, in each case be obligated to reimburse the Banks in respect thereof pursuant to SECTION 9.04(b) hereof. If more than one Bank gives notice pursuant to SECTION 2.12(a) at any time, then all outstanding Eurocurrency Advances of such Banks must be treated the same by the applicable Borrower pursuant to this
SECTION 2.12(b). Any Base Rate Advance arising by reason of this SECTION 2.12(b) shall have an Interest Period assigned to it that ends on the date that the Eurocurrency Advance for which it shall have been substituted would have expired, and the principal thereof and interest thereon shall be payable on the date that principal and interest would otherwise have been payable on such Eurocurrency Advance (whether on the last day of such Interest Period or on any earlier date that the other A Advances comprising a part of the related A Borrowing shall be prepaid in accordance with SECTION 2.10). Such Base Rate Advance may not be prepaid at any time prior to the date that the Eurocurrency Advances comprising a part of such A Borrowing shall be prepaid.

          SECTION 2.13. PAYMENTS AND COMPUTATIONS. (a) The Borrowers shall make each payment hereunder and under the Notes (except with respect to principal of, interest on, and other amounts relating to Advances denominated in an Alternative Currency) not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent in same day funds by deposit of such funds to the Agent's account maintained at the Payment Office for Dollars in New York City. The Borrowers shall make each payment hereunder and under the Notes with respect to principal of, interest on, and other amounts relating to Advances denominated in an Alternative Currency not later than 11:00 A.M. (London time) on the day when due in such Alternative Currency to the Euro-Agent in same day funds by deposit of such funds to the Euro-Agent's account maintained at the Payment Office for such Alternative Currency. The Agent or Euro-Agent, as applicable, will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to SECTION 2.03, 2.08, 2.11 or 2.16) to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

          (b) Each Borrower hereby authorizes each Bank, if and to the extent payment owed to such Bank by such Borrower is not made when due hereunder or under the Note held by such Bank, to charge from time to time against any or all of such Borrower's accounts with such Bank any amount so due. Each Bank agrees promptly to notify the Company after any such charge, provided that the failure to give such notice shall not affect the validity of such charge.

          (c) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurocurrency Rate or the Federal Funds Rate and of fees shall be made by the Agent or Euro-Agent, as applicable, and all computations of interest pursuant to SECTION 2.08 shall be made by a Bank, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Agent or Euro-Agent (or, in the case of SECTION 2.08, by a

Bank) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such cases be included in the computation of payment of interest or commitment fee, as the case may be; PROVIDED, HOWEVER, if such extension would cause payment of interest on or principal of Eurocurrency Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (e) Unless the Agent or Euro-Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Banks hereunder that such Borrower will not make such payment in full, the Agent or Euro-Agent, as applicable, may assume that such Borrower has made such payment in full to it on such date and it may, in reliance upon such assumption, cause (but shall not be required to cause) to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent such Borrower shall not have so made such payment in full to the Agent or Euro-Agent, as applicable, each Bank shall repay to the Agent or Euro-Agent, as applicable, forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent or Euro-Agent, as applicable, at the Federal Funds Rate.

          SECTION 2.14. SHARING OF PAYMENTS, ETC. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the A Advances made by it (other than pursuant to SECTION 2.08, 2.11 or 2.16) in excess of its ratable share of payments on account of the A Advances obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the A Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this SECTION 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation.

          SECTION 2.15. CURRENCY EQUIVALENTS. For purposes of determining compliance with SECTION 2.01 or 2.03(a) at any time, and for purposes of determining the "Utilization Factor" at any time under SECTION 2.07(b), the equivalent in Dollars in respect of any Advance denominated (or proposed to be denominated) in an Alternative Currency shall be determined in accordance with
SECTION 2.02(a) or SECTION 2.03(c)(i) by the Euro-Agent, in consultation with the Company, immediately prior to the issuance by the Company of the Notice of Borrowing requesting such Advances. Any equivalent determined in accordance with SECTION 2.02(a), SECTION 2.03(c)(i) or this SECTION 2.15 shall be deemed to remain in effect at all times during (and until the last day of) the Interest Period in respect of the Advances comprising the applicable Borrowing, notwithstanding any fluctuation in exchange rates occurring prior to the last day of such Interest Period.

          SECTION 2.16. TAXES. (a) Subject to SECTION 2.16(f), any and all payments by each Borrower hereunder or under the Notes shall be made, in accordance with SECTION 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Bank, the Agent and the Euro-Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank, the Agent or the Euro-Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). Subject to SECTION 2.16(f), if any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank, the Agent or the Euro-Agent, (i) the sum payable by such Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.16(a)) such Bank, the Agent or the Euro-Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrowers jointly and severally agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "OTHER TAXES"). The Agent and Euro-Agent may demand payment of, and seek recourse on, any Other Taxes from any Borrower, without any requirement that the Agent or the Euro-Agent allocate the reimbursement obligation for such Other Taxes among the Borrowers.

          (c) Each Borrower will indemnify each Bank, the Agent and the Euro-Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this SECTION 2.16) paid by such Bank, the Agent or the Euro-Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank, the Agent or the Euro-Agent (as the case may be) makes written demand therefor.

          (d) The Agent and Euro-Agent may, from time to time, request that the Company furnish (and the Company shall, promptly following any such request, furnish) to the Agent and the Euro-Agent the originals or certified copies of receipts evidencing the payment of Taxes by and on behalf of the Borrowers or, if no Taxes are payable in respect of any payment hereunder or under the Notes, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Taxes.

          (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrowers contained in this SECTION 2.16 shall survive the payment in full of principal and interest hereunder and under the Notes.

          (f) Promptly following the date hereof (or, in the case of any assignee party to an Assignment and Acceptance, on the effective date of its becoming a "Bank" hereunder), each Bank organized under the laws of a jurisdiction outside the United States shall provide the Agent with the forms prescribed by the Internal Revenue Service of the United States certifying such Bank's exemption from United States withholding taxes with respect to all payments to be made to such Bank hereunder and under any of the Notes, and each such Bank shall thereafter provide the Agent with such supplements and amendments thereto and such additional forms as may from time to time be required by applicable law. If a Bank that is organized under the laws of a jurisdiction outside the United States shall fail to deliver, or improperly delivers, the forms described in this SECTION 2.16(f), SECTION 2.16(a) shall not apply with respect to any payments made to such Bank under this Agreement during the period that such failure or deficiency shall continue, and the Borrowers, the Agent or the Euro-Agent shall be permitted to withhold United States federal, state and local income taxes from any payments made under this Agreement at the applicable statutory rate.

          SECTION 2.17. SUBSTITUTION OF BANKS. In the event that (x) any one or more Banks, pursuant to SECTION 2.11 hereof, incurs any increased costs, receives a reduced payment or is required to make any payment for which any such Bank demands compensation pursuant to such Section, which compensation increases the effective lending rate of such Bank with respect to its share of the A Advances to greater than 25 basis points in excess of the effective lending rate of the other Banks, and such Bank has not mitigated such increased costs, reduced payment or additional payment within 60 days after receipt by such Bank from the Company of a written notice that such Bank's effective lending rate has so exceeded the effective lending rate of the other Banks, or (y) any one or more Banks have determined pursuant to SECTION 2.02(c)(i), 2.02(c)(iv) or 2.12(a) hereof that it may not make or maintain all or certain of its Eurocurrency Advances at such time (and the other Banks shall continue to be able to make or maintain their corresponding Eurocurrency Advances at such time) and the inability of such Bank to make or maintain such Eurocurrency Advances continues for 60 or more days after the receipt by such Bank from the Company of written notice of such inability and that the Company's request that such Bank alleviate such inability, then and in any such event, the Company may substitute another financial institution for such Bank which is acceptable to the Agent to assume the Commitment of such Bank and to purchase the A Note of such Bank hereunder, without recourse to or warranty (other than as to unencumbered ownership) by, or expense to, such Bank for a purchase price equal to the outstanding principal amount of the A Advances then payable to such Bank plus any accrued but unpaid interest and accrued but unpaid fees with respect thereto. Such purchase shall be effected by execution and delivery by such Bank and its replacement of an Assignment and Acceptance, and shall otherwise be made in the manner described in SECTION 9.08. Upon such purchase, such Bank shall no longer be a party hereto or have any rights or benefits hereunder (except for rights or benefits that such Bank would retain hereunder upon termination of this Agreement) and the replacement Bank shall succeed to the rights and benefits, and shall assume the obligations, of such Bank hereunder and under such A Note.

                                   ARTICLE III



                              CONDITIONS OF LENDING

          SECTION 3.01. CONDITIONS PRECEDENT TO INITIAL ADVANCES. The obligation of each Bank to make its initial Advance on the occasion of the initial Borrowing by each Borrower (including each Borrowing Subsidiary) is subject to the conditions precedent that (i) there shall be no outstanding borrowings under the Credit Agreement dated as of January 15, 1988, as amended, among the Company, Citibank, N.A., as Agent and the banks named therein, or the Facilities Agreement dated December 21, 1990, among the Company, Morgan Guaranty Trust Company of New York, as Facility Agent and Tender Agent, J.P. Morgan Securities Ltd., as Arranger, and the banks named therein (collectively, the "CREDIT AGREEMENTS"), and the Company shall have terminated in full the commitments of the banks parties to the Credit Agreements, (ii) all commitment, facility, agency and administrative fees provided for under the terms of the Credit Agreements, accrued to the date hereof, shall have been paid by the Company and (iii) the Agent shall have received on or before the day of such initial Borrowing the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Bank:

          (a) The A Notes of such Borrower payable to the order of the Banks, respectively.

          (b) For the initial Borrowing by each Borrowing Subsidiary, an Election to Participate executed by such Borrowing Subsidiary and by the Company.

          (c) Certified copies of (i) for the initial Borrowing by the Company, the resolutions of the Board of Directors of the Company approving this Agreement and the Notes of the Company; (ii) for the initial Borrowing by each Borrowing Subsidiary, the resolutions or other authorizing action of the Board of Directors or other governing body of such Borrowing Subsidiary approving its Election to Participate, this Agreement and the Notes of such Borrowing Subsidiary and the resolutions of the Board of Directors of the Company approving this Agreement and the Election to Participate of such Borrowing Subsidiary; and (iii) for the initial Borrowing by each Borrower, all documents evidencing other necessary corporate or other authorizing action and governmental approvals, if any, with respect to this Agreement and the Notes of such Borrower.

          (d) Signed copies of (i) a certificate of the Secretary or an Assistant Secretary or other appropriate officer or representative of such Borrower certifying the names and true signatures of the officers or other representatives of such Borrower authorized to sign this Agreement (if the Borrower is the Company), such Borrower's Election to Participate (if the Borrower is a Borrowing Subsidiary) and the Notes of such Borrower and the other documents or certificates to be delivered by such Borrower pursuant to this Agreement and (ii) for the initial Borrowing by each Borrower other than the Company, a certificate of the Secretary or an Assistant Secretary or other appropriate officer of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and such Borrower's Election to Participate. The Agent may conclusively rely on each such certificate of such Borrower or of the Company until the Agent shall receive a further certificate of the Secretary or an Assistant Secretary or other representative of such Borrower or of the Company, as the case may be, cancelling or amending the prior certificate of such Borrower or of the Company, as the case may be, and submitting the signatures of the officers or other representatives named in such further certificate.

          (e) Favorable opinions of (i) for the initial Borrowing by the Company, the General Counsel of the Company in substantially the form of EXHIBIT E hereto and special counsel for the Company in substantially the form of EXHIBIT F hereto, (ii) for the initial Borrowing by each Borrowing Subsidiary, counsel for such Borrowing Subsidiary in substantially the form of EXHIBIT G hereto, the General Counsel of the Company in substantially the form of EXHIBIT H hereto and special counsel for the Company in substantially the form of
     EXHIBIT I hereto, and (iii) for any initial Borrowing, counsel for the Company or the applicable Borrowing Subsidiary as to such other matters as any Bank through the Agent may reasonably request. Such counsel shall be satisfactory to the Agent.

          (f) A favorable opinion of Sidley & Austin, counsel for the Agent and the Euro-Agent, in substantially the form of EXHIBIT J hereto.

          SECTION 3.02. CONDITIONS PRECEDENT TO EACH A BORROWING. The obligation of each Bank to make an A Advance on the occasion of each A Borrowing (including the initial A Borrowing) by each Borrower (including each Borrowing Subsidiary) shall be subject to the further conditions precedent that on the date of such A Borrowing (a) the following statements shall be true and the Agent shall have received for the account of such Bank a certificate signed by a duly authorized officer of the Company as follows:

          (i)  The representations and warranties contained in subsections (a),
     (b), (c) and (d) of SECTION 4.01 and, if such A Borrowing is by a Borrowing Subsidiary, SECTION 4.02 (as to such Borrowing Subsidiary) are correct in all material respects on and as of the date of such A Borrowing, before and after giving effect to such A Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

          (ii) No event has occurred and is continuing, or would result from such A Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default;

and (b) the Agent shall have received such other approvals, opinions or documents as any bank through the Agent may reasonably request for the purpose of verifying compliance by the Company or any Borrower with the terms of this Agreement or with applicable law.

          SECTION 3.03. CONDITIONS PRECEDENT TO CERTAIN BORROWINGS. The obligation of each Bank to make that portion of an A Advance on the occasion of any A Borrowing which would increase the aggregate outstanding amount in any currency of A Advances owing to such Bank from all Borrowers over the aggregate amount of A Advances owing to such Bank in such currency outstanding immediately prior to the making of such A Advance shall be subject to the further conditions precedent that on the date of such A Borrowing (i) the representations and warranties contained in subsections (e), (f), (g), (h), (i), (k), (l), (m) and
(n) of SECTION 4.01 are correct in all material respects on and as of the date of such A Borrowing, before and after giving effect to such A Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; (ii) no event has occurred and is continuing, or would result from such A Borrowing or from the application of the proceeds therefrom, which would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and (iii) the certificate furnished pursuant to SECTION
3.02 shall include statements to the effect of clauses (i) and (ii) above.

          SECTION 3.04. CONDITIONS PRECEDENT TO EACH B BORROWING. The obligation of each Bank which is to make a B Advance on the occasion of a B Borrowing (including the initial B Borrowing) to make such B Advance as part of such B Borrowing is subject to the conditions precedent that (i) at least three Business Days before the date of such B Borrowing, the Agent shall have received the Notice of B Borrowing with respect thereto, (ii) at least one Business Day before the date of such B Borrowing, the Agent shall have received the written confirmatory notice of such B Borrowing to be given by the Company pursuant to SECTION 2.03(b)(iii) or SECTION 2.03(c)(iii), as applicable, (iii) on or before the date of such B Borrowing but prior to such B Borrowing, the Agent shall have received a B Note signed by the applicable Borrower payable to the order of such Bank for each of the one or more B Advances to be made by such Bank as part of such B Borrowing, in a principal amount equal to the principal amount of the B Advance to be evidenced thereby and otherwise on such terms as were agreed to for such B Advance in accordance with SECTION 2.03, and (iv) on the date of such B Borrowing the following statements shall be true (and each of the giving of the applicable Notice of B Borrowing and the acceptance by such Borrower of the proceeds of such B Borrowing shall constitute a representation and warranty by the Company that on the date of such B Borrowing such statements are true):

          (a) the representations and warranties contained in SECTION 4.01 (other than SUBSECTION (j) thereof) and, if such B Borrowing is by a Borrowing Subsidiary, SECTION 4.02 (as to such Borrowing Subsidiary) are correct in all material respects on and as of the date of such B Borrowing, before and after giving effect to such B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

          (b) No event has occurred and is continuing, or would result from such B Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                                   ARTICLE IV

                          REPRESENTATION AND WARRANTIES

          SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Banks and the Agent as follows:

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement.

          (b) The execution, delivery and performance by the Company of this Agreement and its Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the

     Company's restated certificate of incorporation or by-laws or (ii) law or any contractual restriction binding on or affecting the Company.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Agreement or the Notes.

          (d) This Agreement is, and the Company's Notes when delivered hereunder will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general principles of equity.

          (e) The consolidated balance sheets of the Company and its Consolidated Subsidiaries as of December 31, 1992, and the related statements of income, cash flows and shareholders' equity of the Company and its Consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, fairly present the financial condition of the Company and its Consolidated Subsidiaries as at such date and the consolidated results of the operations of the Company and its Consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied.

          (f) There are no pending actions, suits or proceedings against the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is (in the best judgment of the Company) a reasonable possibility of an adverse decision which would affect (i) the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, to the extent that there is (in the best judgment of the Company) a reasonable possibility that such decision would prevent the Company from repaying its obligations in accordance with the terms of this Agreement or, (ii) the legality, validity or enforceability of this Agreement or any Note.

          (g) United States Federal income tax returns of the Company and its Subsidiaries have been examined and closed through the year ended December 31, 1987. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except such taxes or assessments, if any, as are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes are, in the opinion of the Company, adequate.

          (h) Each of the Company's Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          (i) The sum of the Insufficiencies of any and all Plans with respect to which a Termination Event has occurred and is still in existence (or, in the case of a Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event has occurred, the liability related thereto) does not exceed $25,000,000.

          (j) Schedule B (Actuarial Information) to the 1992 annual report (Form 5500 Series) with respect to each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Agent, was complete and accurate and fairly presented the funding status and financial condition of such Plan as of the date of such Schedule B, and since such date there has been no material adverse change in such funding status or financial condition, considered in the aggregate, except for a decline in the funded ratio of the Ecolab Pension Plan primarily attributable to a decrease in the interest rate used to measure liabilities and a July 1, 1993 improvement in the Ecolab Pension Plan benefit formula.

          (k) Neither the Company nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), is greater than $25,000,000 or which would require payments greater than $5,000,000 per annum.

          (l) Neither the Company nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Company and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years most recently ended by an amount exceeding $5,000,000 per annum.

          (m) The Company and its Subsidiaries are in compliance in all material respects with all environmental and hazardous waste laws, rules and regulations, and neither the Company nor any of its Subsidiaries has been cited by or is otherwise on any listing of any Federal, state or local governmental agency or other authority responsible for or having jurisdiction over hazardous waste disposal, where the failure to so comply or being so cited or listed would (in the best judgment of the Company) affect the business, consolidated financial position or consolidated results of operations of the Company and its Subsidiaries, to the extent that there is (in the best judgment of the Company) a reasonable possibility that such non-compliance or being so cited or listed would prevent the Company from repaying its obligations under this Agreement in accordance with the terms hereof.

          (n) There are no pending or, to the knowledge of the Company, threatened actions, suits or proceedings against the Company or any of its Subsidiaries before any court or arbitrator or other governmental agency or authority arising out of or relating to hazardous waste disposal or environmental compliance or asserting a claim for damages based upon the use or other application of any products of the Company or any of its Subsidiaries, in which there is (in the best judgment of the Company) a reasonable possibility of an adverse decision which would affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries to the extent that there is (in the best judgment of the Company) a reasonable possibility that such decision would prevent the Company from repaying its obligations under this Agreement in accordance with the terms hereof.

          SECTION 4.02. REPRESENTATIONS AND WARRANTIES OF BORROWING SUBSIDIARIES. Each Borrowing Subsidiary shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted as of the date thereof that:

          (a) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

          (b) The execution and delivery by it of its Election to Participate and in its Notes and the performance by it of this Agreement and its Notes are within its powers, have been duly authorized by all necessary action, and do not contravene (i) its constituent documents or (ii) law or any contractual restriction binding on or affecting such Borrowing Subsidiary.

          (c) This Agreement constitutes a legal, valid and binding agreement of such Borrowing Subsidiary, and its Notes, when executed and delivered in accordance with this Agreement, will constitute legal, valid and binding obligations of such Borrowing Subsidiary, enforceable against such Borrowing Subsidiary in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general principles of equity.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

          SECTION 5.01. AFFIRMATIVE COVENANTS. So long as any Note shall remain unpaid or any Bank shall have any Commitment hereunder, the Company will, unless the Majority Banks shall otherwise consent in writing:

          (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith, and (ii) required capitalization of each Borrowing Subsidiary.

          (b)  REPORTING REQUIREMENTS.  Furnish to the Banks:

               (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, the consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the consolidated statement of income and shareholders' equity and the consolidated statement of cash flows of the Company and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by a designated financial officer of the Company;

                (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a copy of the annual report for such year for the Company and its Consolidated Subsidiaries, containing financial statements for such year certified in a manner acceptable to the Majority Banks by Coopers & Lybrand or other independent public accountants acceptable to the Majority Banks;

               (iii) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a certificate of a designated financial officer of the Company (A) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of SECTIONS 5.02(a), 5.03(a) and 5.03(b) on the date of such financial statements and (B) stating whether there exists on the date of such certificate any Event of Default or condition or event which with notice or lapse of time or both would become an Event of Default and, if any Event of Default or any such condition or event then exists, setting forth the details thereof and the action which the Company is taking with respect thereto;

               (iv) promptly after the sending or filing thereof, copies of all reports which the Company sends generally to its security holders, and copies of all periodic reports (including reports on Form 8-K) and all registration statements which the Company or any Subsidiary files with the Securities and Exchange Commission (other than registration statements on Form S-8 or Form 11-K);

               (v) as soon as possible and, in any event, within 14 Business Days after the Company (in its best judgment) has made a determination pursuant to any notice or claim received by the Company or any of its Subsidiaries to the effect that the Company or any of its Subsidiaries is a potentially responsible party for response costs incurred or to be incurred at any facility, other than a facility owned or operated by the Company or any of its Subsidiaries under the Comprehensive Environmental Response, Compensation and Liability

          Act ("CERCLA") or any state equivalent, that the potential liability (other than potential liability arising from the provisions of CERCLA authorizing environmental agencies to impose joint and several liability unless joint and several liability is being asserted by such environmental agencies) of the Company or any of its Subsidiaries may exceed $25,000,000, a copy of such notice or claim and a statement of an officer of the Company explaining the Company's understanding of the basis for such notice or claim;

               (vi) as soon as possible and, in any event, within 14 Business Days from the date the Company (in its best judgment) makes a determination, pursuant to any notice given with respect to property owned or operated by the Company or any of its Subsidiaries, to Federal or state environmental agencies under any applicable environmental requirement of law, reporting the release of a hazardous or toxic waste, substance, pollutant or contaminant, including petroleum-based substances or wastes, into the environment, that the potential liability (other than potential liability arising from the provisions of CERCLA authorizing environmental agencies to impose joint and several liability unless joint and several liability is being asserted by such environmental agencies) of the Company or any of its Subsidiaries may exceed $25,000,000, a copy of such notice and a statement of an officer of the Company explaining the Company's understanding of the basis for such notice;

               (vii) as soon as possible and, in any event, within 14 Business Days after the Company or any of its Subsidiaries acquires actual knowledge that the operations or facilities of the Company or any of its Subsidiaries has become the subject of any state or federal investigation evaluating whether any remedial action pursuant to the National Contingency Plan, or any state equivalent, is needed to respond to a release or threatened release of a hazardous or toxic waste, substance, pollutant or contaminant, including petroleum-based substances or wastes, into the environment, a statement by an officer of the Company informing the Banks of such investigation and explaining the Company's understanding of the basis for such investigation;

               (viii) as soon as possible and, in any event, within 10 Business Days after the Company or any of its Subsidiaries acquires actual knowledge that any of the operations or facilities of the Company or any of its Subsidiaries becomes listed or is proposed for listing on the National Priorities List in accordance with 40 C.F.R. Part 300, Appendix B, or any state equivalent, or receives any notice or claim to the effect that it is a potentially responsible party for response costs involving an aggregate cost to the Company or its Subsidiaries of $25,000,000 or more incurred or to be incurred under CERCLA or any state equivalent, at any facility owned or operated by the Company or any of its Subsidiaries, a statement by an officer of the Company so informing the Banks and explaining the Company's understanding of the basis for such listing or notice;

               (ix) as soon as possible and in any event (A) within 45 days after the Company or any of its ERISA Affiliates acquires actual knowledge that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Plan has occurred, and (B) within 14 days after the Company or any of its ERISA Affiliates acquires actual knowledge that any other Termination Event with respect to any Plan has occurred, (PROVIDED, HOWEVER, that the statement referred to below would not be required if (1) such Termination Event is described in clause (ii) of the definition of Termination Event, unless the occurrence of such Termination Event may or does result in aggregate liability of the Company and all ERISA Affiliates of the Company to any Multiple Employer Plan or to the PBGC of more than $25,000,000, or (2) such Termination Event is described in clause (iii) of the definition of Termination Event, unless such Termination Event is not a "standard termination" as defined in
          Section 4041 of ERISA) a statement of an officer of the Company describing such Termination Event and the action, if any, which the Company or any of its ERISA Affiliates proposes to take with respect thereto;

               (x) promptly and in any event within 5 Business Days after receipt thereof by the Company or any of its ERISA Affiliates, copies of each notice received by the Company or any such ERISA Affiliate from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

               (xi) promptly and in any event within 14 Business Days after receipt thereof by the Company or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan, with respect to which the aggregate annual contributions of the Company and its ERISA Affiliates to such Multiemployer Plan for the three Plan years preceding the day of such receipt averages in excess of $1,000,000 per year, or, if the amount of liability incurred or expected to be incurred pursuant to such notice exceeds $10,000,000 (regardless of the amount of aggregate annual contributions of the Company and its ERISA Affiliates to such Multiemployer Plan for purposes of determining whether such an event has occurred) a copy of each such notice received by the Company or such ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by such Multiemployer Plan, (B) the determination that such Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA,
          (C) the termination of such Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or expected to be incurred, by the Company or any such ERISA Affiliate, as the case may be, in connection with any event described in clause (A), (B) or (C) above;

               (xii) as soon as possible and, in any event, within 5 Business Days after the Company acquires actual knowledge that either of its Credit Ratings has changed, written notice informing the Agent of such change; and

               (xiii) such other information with respect to the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries or ERISA Affiliates as any Bank through the Agent may from time to time reasonably request, including, without limitation, Schedule B (Actuarial Information) to the annual reports (Form 5500 Series) filed with the Internal Revenue Service for each Plan.

          (c) CORPORATE EXISTENCE. Subject to SECTION 5.02(b), preserve and keep, and will cause each of its Subsidiaries to preserve and keep, its corporate existence, rights, franchises and licenses in full force and effect, PROVIDED,

     HOWEVER, that the Company may terminate the corporate existence of any Subsidiary, or permit the termination or abandonment of any Subsidiary, or permit the termination or abandonment of any right, franchise or license if, in the good faith judgment of the appropriate officer or officers of the Company, such termination or abandonment is not materially disadvantageous to the Company and is not materially disadvantageous to the Banks or the holders of the Notes.

          (d) INSURANCE. Maintain, and cause each of its Subsidiaries to maintain, insurance with sound and reputable insurers covering all such properties and risks as are customarily insured by, and in amounts not less than those customarily carried by, corporations engaged in similar businesses and similarly situated.

          (e) PROPERTIES. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties deemed by the Company or such Subsidiary to be necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (f) BUSINESS. Without prohibiting the Company from making acquisitions or divestitures permitted under SECTION 5.02(b), remain in the same businesses, similar businesses or other manufacturing or service businesses reasonably related thereto, taken as a whole, as are carried on at the date of this Agreement.

          (g) USE OF PROCEEDS. Use the proceeds of the Advances made under this Agreement only for general corporate purposes, including, without limitation, the repurchase of shares of capital stock of the Company (as duly approved by the Company's board of directors from time to time), the repayment of other indebtedness and acquisitions.

          SECTION 5.02. NEGATIVE COVENANTS. So long as any Note shall remain unpaid or any Bank shall have any Commitment hereunder, the Company will not, without the written consent of the Majority Banks:

          (a) LIENS, ETC. Create or suffer to exist, or permit any of its Consolidated Subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance ("LIEN") upon or with respect to any of its properties (other than Margin Stock), whether now owned or hereafter acquired, or assign, or permit any of its Consolidated Subsidiaries to assign, any right to receive income, in each case to secure any Debt of any Person or entity, other than (i) Liens securing Debt which in the aggregate does not exceed $50,000,000 or (ii) Liens granted by any Consolidated Subsidiary as security for any Debt owing to the Company or to a Wholly-Owned Consolidated Subsidiary.


          (b) CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. Consolidate with or merge with or into any other Person or sell, lease or otherwise transfer all or a majority of its assets (other than Margin Stock) to any other Person or permit any Significant Subsidiary to consolidate with, merge into or sell, lease or otherwise transfer all or a majority of its assets to any Person other than the Company or a Wholly-Owned Consolidated Subsidiary except:

               (i) the Company may merge or consolidate with any other corporation so long as the Company is the surviving corporation in such transaction and immediately after consummation of such transaction no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

               (ii) the Company may merge into any corporation solely for the purpose of redomiciling so long as the surviving corporation in such transaction expressly assumes all of the obligations of the Company under this Agreement, under its Notes and under the letter agreement referred to in SECTION 2.04(b) and immediately after consummation of such transaction no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

              (iii) any Significant Subsidiary may consolidate or merge with or sell, lease or otherwise transfer all or more than a majority of its assets to any other Person so long as immediately after consummation of such transaction no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          (c) USE OF PROCEEDS FOR SECURITIES PURCHASES. Use any proceeds of any Advance to acquire any security in any transaction which is subject to
     Section 13(d), 13(g) or 14(d) of the Exchange Act except to the extent such trans-action complies with such Act and the rules and regulations thereunder.

          SECTION 5.03. FINANCIAL COVENANTS. So long as any Note shall remain unpaid or any Bank shall have any Commitment hereunder, the Company will not, without the written consent of the Majority Banks:

          (a) INTEREST COVERAGE. Maintain, as reported at the end of each fiscal quarter, a ratio of (i) Consolidated Earnings Before Interest and Taxes to (ii) Consolidated Net Interest Expense of less than 2.75 to 1.00.

          (b) TOTAL DEBT. Create or suffer to exist, or permit any of its Consolidated Subsidiaries to create or suffer to exist, any Debt, if, immediately after giving effect to such Debt and the receipt and application of any proceeds thereof, the ratio of Total Debt to Capitalization exceeds 0.48 to 1.00.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

          SECTION 6.01. EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) Any Borrower shall fail to pay any principal of any Note when due; or

          (b) Any Borrower shall fail to pay any fee under this Agreement or any interest on any Note within ten days after the due date thereof; or

          (c) Any written representation or warranty made by any Borrower herein or in connection with this Agreement shall prove to have been incorrect in any material respect when made; provided that if any such representation or warranty shall have been incorrect through inadvertence or oversight, no Event of Default shall occur if such representation or warranty shall be made correct within 30 days after any Borrower shall have discovered the error; or

          (d) The Company shall fail to perform or observe any of the covenants contained in SECTION 5.02 (other than with respect to any involuntary Lien for purposes of SECTION 5.02(a)) or SECTION 5.03(a);
     or the Company shall fail to perform or observe any other term, covenant (including SECTION 5.02(a) with respect to any involuntary Lien) or agreement contained in this Agreement, other than in (a) or (b) above, on its part to be performed or observed and such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Agent or any Bank; or

          (e) The Company or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt (other than Subsidiary Statutory Liabilities) which is outstanding in a principal amount of at least $5,000,000 (or its equivalent in any other currency) in the aggregate (but excluding Debt evidenced by the Notes) of the Company or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or a prepayment required due to a voluntary sale or condemnation of collateral securing such Debt), prior to the stated maturity thereof; or

          (f) The Company or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Significant Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and in the event of any such proceeding instituted against the Company or any of its Significant Subsidiaries, such proceeding shall remain undismissed or unstayed for a period of 60 days or shall result in the entry of an order for relief, the appointment of a trustee or receiver, or other result adverse to the Company or such Significant Subsidiary; or the Company or any of its Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection
     (f); or

          (g) Any judgment or order for the payment of money (to the extent not covered by insurance under which the insurer has admitted its liability in writing) in excess of $3,000,000 (or its equivalent in any other currency) shall be rendered against the Company or any of its Subsidiaries and (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and there shall be any time at which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect or
     (ii) enforcement proceedings shall not have been commenced by any creditor upon such judgment or order and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Company, declare the obligation of each Bank to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Company, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company; PROVIDED, HOWEVER, that in the event of an Event of Default described in SECTION 6.01(f), (A) the obligation of each Bank to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company.

                                   ARTICLE VII

                          THE AGENT AND THE EURO-AGENT

          SECTION 7.01. AUTHORIZATION AND ACTION. Each Bank hereby appoints and authorizes each of the Agent and the Euro-Agent to take such action as agent on its behalf and to exercise powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), neither the Agent nor the Euro-Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; PROVIDED, HOWEVER, that neither the Agent nor the Euro-Agent shall be required to take any action which exposes the Agent or the Euro-Agent to personal liability or which is contrary to this Agreement or applicable law. Each of the Agent and the Euro-Agent agrees to give to each Bank prompt notice of each written notice given to it by the Company pursuant to the terms of this Agreement.

          SECTION 7.02. AGENT'S RELIANCE, ETC. Neither the Agent, the Euro-Agent, or any Affiliate of either of them, nor any of their respective Directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each of the Agent and the Euro-
Agent: (i) may treat the Bank that made any Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assignment and Acceptance entered into by such Bank, as assignor, and an Eligible Assignee, as assignee, as provided in SECTION 9.08; (ii) may consult with legal counsel (including counsel for any of the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any of the Borrowers or to inspect the property (including the books and records) of any of the Borrowers; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 7.03. CITIBANK AND AFFILIATES. With respect to its Commitment the Advances made by it and the notes issued to it, Citibank shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company, any of its Subsidiaries (including, without limitation, any Borrowing Subsidiary) and any Person who may do business with or own securities of the Company or any of its Subsidiaries all as if Citibank were not the Agent and Citibank International Plc were not the Euro-Agent and without any duty to account therefor to the Banks.

          SECTION 7.04. BANK CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon the Agent, the Euro-Agent or any other Bank and based on the financial statements referred to in SECTION 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, the Euro-Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 7.05. INDEMNIFICATION. The Banks agree to indemnify the Agent and the Euro-Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective principal accounts of the A Notes then held by each of them (or if no A Notes are at the time outstanding or if any A Notes are held by Persons which are not Banks, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or the Euro-Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent or the Euro-Agent under this Agreement, PROVIDED that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or the Euro-Agent's gross negligence or wilful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent or the Euro-Agent, as applicable, promptly on demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent and the Euro-Agent are not reimbursed for such expenses by the Borrowers.

          SECTION 7.06. SUCCESSOR AGENTS. Either of the Agents may resign at any time by giving written notice thereof to the Banks and the Company and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall the right to appoint one of the Banks as the successor Agent and such Bank or an affiliate of such Bank as the successor Euro-Agent. If no successor Agent or Euro-Agent, as applicable, shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's or retiring Euro-Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent or retiring Euro-Agent, then the retiring Agent or retiring Euro-Agent may, on behalf of the Banks, appoint one of the Banks (or an affiliate of one of the Banks, in the case of a successor Euro-Agent) as its successor. If none of the Banks will accept such an appointment, the retiring Agent or Euro-Agent, as applicable, may, on behalf of the Banks, appoint a successor Agent or Euro-Agent, as applicable, which, in the case of a successor Agent, shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000, and in the case of a successor Euro-Agent, shall be a commercial bank organized under the laws of any country which is a member of the OECD, or a political subdivision of any such country, and having a combined capital and surplus of at least $50,000,000 or the local currency equivalent thereof, PROVIDED that such bank is located in, or acting through a branch or agency located in, London, England. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, or as Euro-Agent hereunder by a successor Euro-Agent, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or the retiring Euro-Agent, as applicable, and the retiring Agent or the retiring Euro-Agent, as applicable, shall be discharged from its duties and obligations under this Agreement. The successor Agent or the successor Euro-Agent, as applicable, shall immediately notify the Company of such appointment. After any retiring Agent's or retiring Euro-Agent's resignation or removal hereunder as Agent or Euro-Agent, as applicable, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Euro-Agent, as applicable, under this Agreement.

                                  ARTICLE VIII

                                    GUARANTY

          SECTION 8.01. THE GUARANTY. The Company hereby unconditionally and irrevocably guarantees the due and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by any Borrowing Subsidiary pursuant to this Agreement, and the due and punctual payment of all other amounts payable by any Borrowing Subsidiary under this Agreement. Upon failure by any Borrowing Subsidiary to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid in the currency, at the place, in the manner and with the effect otherwise specified in Article II of this Agreement.

          SECTION 8.02. GUARANTY UNCONDITIONAL. The obligations of the Company hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

               (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Borrowing Subsidiary under this Agreement or any Note or the exchange, release or non-perfection of any collateral security therefor;

               (ii) any modification or amendment of or supplement to this Agreement or any Note:

               (iii) any change in the corporate existence, structure or ownership of any Borrowing Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrowing Subsidiary or its assets;

               (iv) the existence of any claim, set-off or other rights which the Company may have at any time against any Borrowing Subsidiary, the Agent, the Euro-Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

               (v) any invalidity or unenforceability relating to or against any Borrowing Subsidiary for any reason of any provision or all of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by any Borrowing Subsidiary of the principal of or interest on any Note or any other amount payable by it under this Agreement; or

               (vi) any other act or omission to act or delay of any kind by any Borrowing Subsidiary, the Agent, the Euro-Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Company's obligations hereunder.

          SECTION 8.03. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The Company's obligations hereunder shall remain in full force and effect until the principal of and interest on the Notes and all other amounts payable by the Company and each Borrowing Subsidiary under this Agreement shall have been paid in full and shall survive the Termination Date. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Borrowing Subsidiary under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrowing Subsidiary or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

          SECTION 8.04. WAIVER BY THE COMPANY. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any right be exhausted or any action be taken by the Agent, the Euro-Agent, any Bank or any other Person against any Borrowing Subsidiary or any other Person or any collateral security.

          SECTION 8.05. SUBROGATION. Upon making any payment hereunder, the Company shall be subrogated to the rights of the Banks against any such Borrowing Subsidiary with respect to such payment; PROVIDED that the Company shall not enforce any right or demand or receive any payment by way of subrogation until all amounts of principal of and interest on the Notes of such Borrowing Subsidiary and all other amounts payable by such Borrowing Subsidiary under this Agreement have been paid in full.

          SECTION 8.06. STAY OF ACCELERATION. In the event that acceleration of the time for payment of any amount payable by any

Borrowing Subsidiary under this Agreement or any of its Notes is stayed upon the insolvency, bankruptcy or reorganization of such Borrowing Subsidiary, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Agent for the account of the Banks.

                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION 9.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the A Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that (a) no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (i) waive any of the conditions specified in SECTION 3.01, 3.02, 3.03 (if and to the extent that the A Borrowing which is the subject of such waiver would involve an increase in the aggregate outstanding amount of A Advances over the aggregate amount of A Advances outstanding immediately prior to such A Borrowing) OR 3.04,
(ii) increase the Commitments of the Banks or subject the Banks to any additional obligations, (iii) reduce the principal of, or interest on, the A Notes or any fees or other amounts payable hereunder, (iv) postpone any date fixed for any payment of principal of, or interest on, the A Notes or any fees or other amounts payable hereunder, (v) release the Company's guaranty obligations pursuant to ARTICLE VIII, (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes which shall be required for the Banks or any of the Banks to take any action hereunder or
(vii) amend this SECTION 9.01; (b) after a Change of Control has occurred, no amendment, waiver or consent shall be effective with respect to SECTION 5.03 unless the same shall be in writing and signed by Banks holding at least 65% of the then aggregate unpaid principal amount of the A Notes held by Banks, or, if no such principal amount is then outstanding, Banks having at least 65% of the Commitments; and (c) no amendment, waiver or consent shall, unless in writing and signed by the Agent and/or the Euro-Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent and/or the Euro-Agent, as applicable, under this Agreement.

          SECTION 9.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered,

          (i) if to the Company, at its address at Ecolab Center, St. Paul, Minnesota 55102, Attention: Treasurer, Telecopier No. 612-293-2379, with a copy to the Company at the same address, Attention: General Counsel;

          (ii) if to any Borrowing Subsidiary, at its address specified in its Election to Participate;

          (iii) if to any Bank, at its Domestic Lending Office specified opposite its name on SCHEDULE I hereto or specified in the Assignment and Acceptance pursuant to which it became a party hereto;

          (iv) if to the Agent, at its address at Bank Loan Syndications, One Court Square, 7th Floor, Long Island City, New York 11120, Attention:
     Brigitte Milian, Telecopier No. 718-248-4844, with a copy to Citicorp Securities, Inc., 200 South Wacker Drive, Chicago, Illinois 60606,
     Attention:  Lesley Noer, Telecopier No. 312-993-1050; and

          (v) if to the Euro-Agent, at its address at Riverdale House, 68 Molesworth Street, Lewisham SE13 7EU, England, Attention: Kenneth Purchase, Loans Agency, Telecopier No. 081-852-7007, Telex No. 299831 CIBLA;

or, as to the Company, the Agent or the Euro-Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Company, the Agent and the Euro-Agent. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Agent or the Euro-Agent pursuant to ARTICLE II OR VII shall not be effective until received by the Agent or the Euro-Agent, as applicable.

          SECTION 9.03. NO WAIVER; REMEDIES. No failure on the part of any Bank or the Agent or Euro-Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9.04. COSTS AND EXPENSES. (a) The Company agrees to pay on demand all reasonable, out-of-pocket costs and expenses of the Agent and the Euro-Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Euro-Agent with respect thereto and with respect to advising the Agent and the Euro-Agent as to rights and responsibilities under this Agreement, and all costs and expenses, if any, of the Agent, the Euro-Agent and the Banks (including, without limitation, reasonable counsel fees and expenses, which may be allocated costs of counsel who are employees of any Bank) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this
SECTION 9.04(a).

          (b) If any payment of principal of any Eurocurrency Advance is made other than on the last day of the Interest Period for such Eurocurrency Advance, as a result of acceleration of the maturity of the Notes pursuant to SECTION
6.01 or for any other reason, the applicable Borrower shall, upon demand by any Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Eurocurrency Advance. Such Bank's demand shall set forth the reasonable basis for calculation of such loss, cost or expense.

          SECTION 9.05. RIGHT OF SET-OFF. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by SECTION 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of SECTION 6.01, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company or the applicable Borrowing Subsidiary against any and all of the obligations of the Company or the applicable Borrowing Subsidiary now or hereafter existing under this Agreement and the Note held by such Bank irrespective of whether or not such Bank shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Bank agrees promptly to notify the Company after any such set-off and application made by such Bank, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

          SECTION 9.06. JUDGMENT. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in any currency (the "Original Currency") into another currency (the "Other Currency") the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Euro-Agent could purchase the Original Currency with the Other Currency at London, England on the third Business Day preceding that on which final judgment is given.

          (b) The obligation of the applicable Borrower in respect of any sum due in the Original Currency from it to any Bank or the Agent or Euro-Agent hereunder or under the Note held by such Bank shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Bank or the Agent or Euro-Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Bank or the Agent or Euro-Agent (as the case may be) may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Bank or the Agent or Euro-Agent (as the case may be) in the Original Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Agent or Euro-Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Bank or the Agent or Euro-Agent (as the case may be) in the Original Currency, such Bank or the Agent or Euro-Agent (as the case may be) agrees to remit to such Borrower such excess.

          SECTION 9.07. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Company and the Agent and Euro-Agent and when the Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agent, the Euro-Agent and each Bank and their respective successors and assigns, except that the Borrowers shall not have the right to assign their respective rights hereunder or any interest herein without the prior written consent of the Banks.

          SECTION 9.08. ASSIGNMENTS AND PARTICIPATIONS. (a) Each Bank may, upon obtaining the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank's rights and obligations so assigned, (ii) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) may be in the amount of such Bank's entire Commitment but otherwise shall not be less than $10,000,000 and shall be an integral multiple of $500,000, (iii) each such assignment shall be to an Eligible Assignee and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,000; and PROVIDED, FURTHER, that, notwithstanding the foregoing, each Bank may, without the consent of the Company and without the payment of the processing and recordation fee, assign to one or more affiliates of such Bank all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least two Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any Borrowing Subsidiary or the performance or observance by the Company or any Borrowing Subsidiary of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
SECTION 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each of the Agent and the Euro-Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent and the Euro-Agent, as applicable, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

          (c)  The Agent shall maintain at its address referred to in SECTION
9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Advances owing to, each Bank from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent, the Euro-Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrowers.

          (e) Each Bank may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it and the Note or Notes held by it); PROVIDED, HOWEVER, that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agent, the Euro-Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (v) any agreement between such Bank and any participant in connection with such participating interest shall not restrict such Bank's right to agree to any amendment or waiver of any provision of this Agreement, or any consent to any departure by any Borrower therefrom, except (to the extent such participant would be affected thereby) a reduction of the principal of, or interest on, any Note or postponement of any date fixed for payment thereof or a release of the Company's guaranty obligations pursuant to ARTICLE VIII.

          (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this SECTION 9.08, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Bank by or on behalf of the Borrowers; PROVIDED that, prior to any such disclosure of non-public information, such Bank shall have obtained the Company's consent (which consent shall not be unreasonably withheld or delayed) and, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrowers received by it from such Bank.

          (g) Notwithstanding any other provisions set forth in this Agreement, any Bank at any time may assign, as collateral or otherwise, any of its rights (including, without limitation, rights to payments of principal of and/or interest on the Advances) under this Agreement to any Federal Reserve Bank without notice to or consent of the Company, any Borrowing Subsidiary, any other Bank, the Agent or the Euro-Agent.

          SECTION 9.09. CONSENT TO JURISDICTION. (a) Each Borrowing Subsidiary hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or in such Federal court. Each Borrowing Subsidiary hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Borrowing Subsidiary hereby irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 1633 Broadway, New York, New York 10019, United States, as its agent to receive on behalf of such Borrowing Subsidiary and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to such Borrowing Subsidiary in care of the Process Agent at the Process Agent's above address with a copy to such Borrowing Subsidiary at its address specified in its Election to Participate, and such Borrowing Subsidiary hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Borrowing Subsidiary also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Borrowing Subsidiary at its address specified in its Election to Participate. Each Borrowing Subsidiary agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Nothing in this SECTION 9.09 shall affect the right of the Agent, the Euro-Agent or any Bank to serve legal process in any other manner permitted by law or affect the right of the Agent or any Bank to bring any action or proceeding against any Borrowing Subsidiary or its property in the courts of any other jurisdictions.

          SECTION 9.10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 9.11. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 9.12. INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Agent, the Euro-Agent and each Bank from and against any and all claims, damages, liabilities and expenses (including, without limitation, fees and disbursements of counsel) which may be incurred by or asserted against the Agent, the Euro-Agent or such Bank in connection with or arising out of any investigation, litigation or proceeding related to the use of the proceeds of the Borrowings by the Borrowers, whether or not the Agent or such Bank is a party thereto, PROVIDED, HOWEVER, that the Company shall not be liable for any portion of such claims, damages, liabilities and expenses resulting from the Agent's, the Euro-Agent's or any Bank's gross negligence or willful misconduct or for such claims and liabilities settled without the consent of the Company. Each Bank agrees to give the Company prompt written notice of any investigation, litigation or proceeding which may lead to a claim for indemnification under this Section, PROVIDED that the failure to give such notice shall not affect the validity or enforceability of the indemnification hereunder.

          SECTION 9.13. CONFIDENTIALITY. Each Bank hereby agrees that it will use reasonable efforts to keep confidential any information from time to time supplied to it by the Company under SECTION 5.01(b) which the Company designates in writing at the time of its delivery to the Bank is to be treated confidentially; PROVIDED, HOWEVER, that nothing herein shall affect the disclosure of any such information to: (i) the extent required by statute, rule, regulation or judicial process; (ii) counsel for any Bank or the Agent or the Euro-Agent or to their respective accountants; (iii) bank examiners and auditors; (iv) the Agent, the Euro-Agent, any other Bank, or any transferee or prospective transferee of any Note; or (v) any other Person in connection with any litigation to which any one or more of the Banks is a party; PROVIDED FURTHER, HOWEVER, that each Bank hereby agrees that it will use reasonable efforts to promptly notify the Company of any request for information under this subpart (v) or with respect to any request for information not enumerated in this SECTION 9.13.

          SECTION 9.14. NON-RELIANCE BY THE BANKS. Each Bank by its signature to this Agreement represents and warrants that (i) it has not relied in the extension of the credit contemplated by this Agreement, nor will it rely in the maintenance thereof, upon any assets of the Company or its Subsidiaries consisting of Margin Stock as collateral and (ii) after reviewing the financial statements of the Company and its Subsidiaries referred to in SECTION 4.01(e), such Bank has concluded therefrom that the consolidated cash flow of the Company and its Subsidiaries is sufficient to support the credit extended to the Company pursuant to this Agreement.

          SECTION 9.15. NO INDIRECT SECURITY. Notwithstanding any Section or provision of this Agreement to the contrary, nothing in this Agreement shall (i) restrict or limit the right or ability of the Company or any of its Subsidiaries to pledge, mortgage, sell, assign, or otherwise encumber or dispose of any Margin Stock, or (ii) create an Event of Default arising out of or relating to any such pledge, mortgage, sale, assignment or other encumbrance or disposition.

          SECTION 9.16. WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE BORROWING SUBSIDIARIES, THE AGENT, THE EURO-AGENT

AND THE BANKS IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG ANY OF THE PARTIES HERETO ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY NOTE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

          SECTION 9.17. EFFECTIVENESS OF AMENDMENT AND RESTATEMENT. The amendment and restatement of this Agreement dated as of January 1, 1995, shall be effective as of such date when, and only when, the Agent shall have received counterparts of this Agreement (as so amended and restated) executed by the Borrower and all of the Banks and a counterpart of the letter agreement dated as of January 1, 1995, referred to in SECTION 2.04(b) executed by the Borrower.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                   ECOLAB INC.



                                   By /s/ Timothy M. Wesolowski
                                     ---------------------------
                                     Assistant Treasurer



                                   CITIBANK, N.A., as Agent



                                   By /s/ Michael Mandracchia
                                     ---------------------------
                                     Vice President



                                   CITIBANK INTERNATIONAL PLC,
                                     as Euro-Agent



                                   By /s/ Stewart Holmes
                                     ---------------------------
                                     Vice President



                                   MORGAN GUARANTY TRUST COMPANY
                                     OF NEW YORK, as Co-Agent


                                   By /s/ William J. Stevenson
                                     ---------------------------
                                     Vice President

                                      BANKS


COMMITMENT

$30,000,000                        CITIBANK, N.A.


                                   By /s/ Michael Mandracchia
                                     ----------------------------
                                     Vice President



$21,000,000                        MORGAN GUARANTY TRUST COMPANY
                                     OF NEW YORK


                                   By /s/ William J. Stevenson
                                     ----------------------------
                                     Title:  Vice President



$16,500,000                        COMMERZBANK AKTIENGESELLSCHAFT
                                     GRAND CAYMAN BRANCH


                                   By /s/ William Brent Peterson
                                     ----------------------------
                                     Title:  Assistant Treasurer

                                   By /s/ Joachim G. Fuchs
                                     ----------------------------
                                     Title: Executive V. P.



$16,500,000                        CREDIT SUISSE


                                   By /s/ Harry R. Olsen
                                     ----------------------------
                                   Title:  Member of Senior Mgmt.

                                   By /s/ William P. Murray
                                     ----------------------------
                                   Title:  Member of Senior Mgmt.



$16,500,000                        THE FIRST NATIONAL BANK OF
                                     CHICAGO


                                   By /s/ Steven T. Standbridge
                                     ----------------------------
                                     Title: Vice President

$16,500,000                        NATIONSBANK OF NORTH
                                     CAROLINA, N.A.


                                   By /s/ E. Brooke Bauer
                                     ----------------------------
                                     Title:  Vice President



$16,500,000                        SOCIETE GENERALE


                                   By /s/ Susan Hummel
                                     ----------------------------
                                     Title: Asst. Vice President

                                   By /s/ Joseph A. Philbin
                                     ----------------------------
                                     Title: Vice President



$16,500,000                        WACHOVIA BANK OF GEORGIA, N.A.


                                   By /s/ Tina P. Hayes
                                     ----------------------------
                                     Title: Senior V. P.


$150,000,000                   Total of the Commitments